EXHIBIT 99.1

Investor Relations:

Erica Abrams or Annie Palmore

the blueshirt group

(415) 217-7722

erica@blueshirtgroup.com

annie@blueshirtgroup.com

Oplink Reports Financial Results for the First Quarter of 2004

San Jose, Calif., October 22, 2003 — Oplink Communications, Inc. (Nasdaq: OPLK), a leading provider of optical networking components and subsystem design, integration and optical manufacturing solutions (OMS), today reported financial results for the first quarter of fiscal 2004 ended September 30, 2003.

For the first quarter of fiscal 2004, Oplink reported revenues of $7.23 million, which represents an increase of 21% from revenues of $5.98 million in the fourth quarter of fiscal 2003 and an increase of 20% from revenues of $6.01 million in the first quarter of fiscal 2003. Oplink reported a loss from continuing operations of $2.4 million, or $0.02 per share, for the first quarter of fiscal 2004, which compares to a loss from continuing operations of $7.6 million, or $0.05 per share, in the fourth quarter of fiscal 2003, and a loss from continuing operations of $8.4 million, or $0.05 per share, in the first quarter of fiscal 2003. Reported results include $890,000 of expenses associated with the exploration of strategic business opportunities and are included in general and administrative expenses in the first quarter of fiscal 2004, $4.8 million of restructuring charges in the fourth quarter of fiscal 2003 and $1.1 million of merger fees in the first quarter of fiscal 2003.

Net loss for the first quarter of fiscal 2004 was $2.3 million, or $0.02 per share, which compares to a net loss of $10.7 million, or $0.07 per share in the fourth quarter of fiscal 2003 and a net loss of $8.7 million, or $0.05 per share in the first quarter of fiscal 2003. Net loss for the first quarter of fiscal 2004 includes certain net charges totaling $1.6 million, which consists of expenses associated with the exploration of strategic business opportunities, non-cash compensation charges related to operations and cost of revenues, amortization of intangible assets and income from discontinued operations. Net loss for the fourth quarter of fiscal 2003 includes certain charges totaling $9.1 million, which consists of restructuring costs and other special charges, loss from disposal of discontinued operations, loss from discontinued operations, non-cash compensation charges related to operations and cost of revenues and amortization of intangible assets. Net loss for the first quarter of fiscal 2003 includes certain charges totaling $2.1 million, which consist of merger fees, non-cash compensation charges related to operations and cost of revenues, amortization of intangible assets and loss from discontinued operations. The foregoing net loss results also include revenue associated with the unexpected utilization of fully reserved inventory of $515,000 in the first quarter of fiscal 2004 and $619,000 in the fourth quarter of fiscal 2003.

Oplink closed the quarter with cash, cash equivalents and short-term investments of $189.1 million, up $978,000 over the prior quarter. The Company generated $404,000 from operations.

In a related release, the Company today announced that it has signed a definitive agreement to acquire substantially all of the assets, including all intellectual property (IP), of privately held RedClover Networks, Inc.

“We are very pleased with our financial results in the first quarter,” commented Joe Liu, president and CEO of Oplink. “In addition to increasing revenues, we effectively maintained control over costs, generated cash and continued to extend our relationships with customers. We are optimistic about our future as we strategically add technologies that broaden our portfolio of offerings, expand our capabilities in Optical Manufacturing Services (OMS) and allow us to offer a higher level of customized, integrated services.

“Looking ahead, we are confident in our long-term market opportunity and expect continued revenue growth in the coming quarter. Through the anticipated addition of RedClover Networks and as we pursue other technologies and business opportunities, we believe that we will continue to build our expertise in optical technologies and extend our leadership in the OMS market,” concluded Mr. Liu.

Conference Call Information

The Company will host a corresponding conference call and live Webcast at 2:00 p.m. Pacific Time on October 22, 2003. To access the conference call in the US or Canada, dial 800-366-7449. For all international calls, dial 303-262-2050. The Webcast will be available live on the Investor Relations section of the Company’s corporate website at http://investor.oplink.com/index.cfm.

A replay of the Webcast will be available beginning approximately two hours after the completion of the call until at least December 31, 2003, at http://investor.oplink.com/index.cfm. An audio replay of the call will also be available to investors beginning at approximately 4:00 p.m. Pacific Time on October 22 until October 24, 2003, by dialing 800-405-2236 for callers inside the US and Canada (303-590-3000 for callers outside the U.S. and Canada) and entering pass code 555787.

About Oplink

Incorporated in 1995, Oplink is a leading provider of design, integration and optical manufacturing solutions (OMS) for optical networking components and subsystems. The Company offers advanced and cost-effective optical-electrical components and subsystem manufacturing through its facilities in Zhuhai, China. In addition, Oplink maintains strong optical-centric front-end design, application, and customer service functions at its headquarters in San Jose, California. The Company’s customers include telecommunications, data communications and cable TV equipment manufacturers around the globe. Oplink is committed to providing fully customized, Brand-For-You, subsystems manufacturing capabilities. To learn more about Oplink, visit its web site at: http://www.oplink.com/.

This news release contains forward-looking statements, including statements regarding Oplink’s expected financial results in the next quarter, market opportunities, ability to acquire and effectively integrate additional technologies and ability to achieve market acceptance with respect to its new products and designs, that involve risks and uncertainties which may cause Oplink’s actual results to differ substantially from expectations. These risks include, but are not limited to, the potential widespread downturn in the overall economy in the United States and other parts of the world and the telecommunications industry, possible reductions in customer orders, challenges to successfully integrate and realize anticipated benefits of acquisitions of businesses or technologies, our reliance upon third parties to supply our raw materials and equipment, intense competition in our target markets and potential pricing pressure that may arise from changing supply-demand conditions in the industry, the need to retain and motivate key personnel, risks associated with the protection of our, and possible infringement of others’, intellectual property, and other risks detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including our annual report filed on Form 10-K for the fiscal year ended June 30, 2003.

The foregoing information represents Oplink’s outlook only as of the date of this press release, and Oplink undertakes no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

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(TABLES TO FOLLOW)

OPLINK COMMUNICATIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2003 (Unaudited)	June 30, 2003 (1)

ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$189,081	$188,103
Accounts receivable, net	5,982	4,716
Inventories	3,654	3,436
Prepaid expenses and other current assets	2,008	2,355
Net assets of discontinued operation	2,667	2,667

Total current assets	203,392	201,277
Property and equipment, net	29,670	31,738
Intangible assets	—	120
Other assets	608	608

Total assets	$233,670	$233,743

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,604	$4,587
Accrued liabilities and other current liabilities	8,799	8,885

Total current liabilities	14,403	13,472
Non-current liabilities	1,145	1,555

Total liabilities	15,548	15,027

Stockholders’ equity	218,122	218,716

Total liabilities and stockholders’ equity	$233,670	$233,743

(1)	The June 30, 2003 consolidated balance sheet has been derived from audited financial statements at that date.

OPLINK COMMUNICATIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended September 30,
	2003	2002

Revenues	$7,234	$6,011
Cost of revenues:
Cost of revenues	5,173	7,369
Non-cash compensation expense	76	102

Total cost of revenues	5,249	7,471

Gross profit (loss)	1,985	(1,460)

Operating expenses:
Research and development	1,362	2,948
Sales and marketing	784	1,653
General and administrative	2,256	1,641
Merger fees	—	1,110
Non-cash compensation expense	701	630
Amortization of intangible and other assets	10	26

Total operating expenses	5,113	8,008

Loss from operations	(3,128)	(9,468)
Interest and other income, net	562	1,026
Gain on sale of assets	205	—

Loss from continuing operations	(2,361)	(8,442)
Income (loss) from discontinued operation	103	(273)

Net loss	$(2,258)	$(8,715)

Basic and diluted net loss per share:
Continuing operations	$(0.02)	$(0.05)
Discontinued operation	0.00	0.00

Total	$(0.02)	$(0.05)

Basic and diluted weighted average shares outstanding	142,589	164,767